Exhibit 10.66

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December 9, 2025, is by and among VSee Health, Inc., a Delaware corporation (the “Company”), and Manatt, Phelps & Phillips, LLP (“Manatt”). The Company and Manatt are together the “Parties”.

RECITALS

A. The Company and Manatt are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company is indebted to Manatt in the amount of approximately $2.132 million representing unpaid legal fees plus accrued and unpaid interest on such amount (the “Manatt Debt”);

C. The Company has authorized a new series of convertible preferred stock of the Company designated as Series B Convertible Preferred Stock, par value $0.0001 per share, the terms of which are set forth in the certificate of designation for such series of Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series B Preferred Stock”), which Series B Preferred Stock shall be convertible into shares of Common Stock, par value $0.0001 per share (the “Common Stock”) (such shares of Common Stock issuable pursuant to the terms of the Certificate of Designations, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations.

D. The Company wishes to extinguish the Manatt Debt through the issuance to Manatt of shares of Common Stock (the “Common Shares”) and shares of Series B Preferred Stock (the “Preferred Shares”) in the amounts set forth herein.

E. The per share issuance price of the shares of Common Stock to be issued to Manatt and the initial conversion price per share of the Series B Preferred Stock as set forth in the Certificate of Designations is calculated as follows: the lower of (a) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market on the trading day before the date hereof, and (b) the average closing price per share of Common Stock as reported on the Nasdaq Capital Market for the five trading days preceding the date hereof.

F. The Common Shares, the Preferred Shares and the Conversion Shares are collectively referred to herein as the “Securities.”

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.0	Basic Terms of Purchase and Sale.

1.1	Purchase and Sale of Common Shares and Preferred Shares.

(a) The Company has adopted and filed with the Secretary of State of the State of Delaware prior to the date hereof, the Certificate of Designations to create the Series B Preferred Stock.

(b) Subject to the terms and conditions of this Agreement, Manatt hereby acquires from the Company, and the Company hereby issues to Manatt, 3,000,000 Common Shares at a purchase price of $0.65 per share and 1,000 Preferred Shares at a purchase price of $1,000 per Share, which purchase price is being paid by Manatt’s cancellation of the Manatt Debt. To facilitate the issuance of shares in accordance with the provisions of this Agreement, the Company may round the number of Common Shares issued to Manatt up to the nearest whole number.

(b) On the date hereof, the Company shall deliver to Manatt Common Shares and Preferred Shares issued in book entry form registered in the name of Manatt representing that number of Common Shares and Preferred Shares referenced in Section 1.1(b).

1.2	Registration of Shares of Common Stock Underlying Series B Preferred Stock.

(a) S-1 Resale Registration Statement. The Company shall prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 (or any successor to Form S-1) covering the resale of the Registrable Securities (as defined below) (the “S-1 Resale Registration Statement”) no later than fifteen calendar days after the date hereof. The Company shall use its commercial best efforts to have the S-1 Resale Registration Statement declared effective as soon as possible. The Company shall use its commercial best efforts to keep such S-1 Resale Registration Statement effective until the earlier to occur of (x) the date on which all Registrable Securities have been sold pursuant to such S-1 Resale Registration Statement and (y) the date as of which Manatt may sell all of the Registrable Securities without restriction pursuant to Rule 144 (including, without limitation, volume restrictions). For purposes of this Agreement, the term “Registrable Securities” shall mean the Common Shares and the Conversion Shares. If any time in the future Form S-3 becomes available to the Company to register the Registrable Securities, the Company may amend the S-1 Resale Registration Statement to instead be on Form S-3, and as soon as reasonably practicable thereafter to effect registration of the Registrable Securities (or any unsold portion thereof) and any related qualification or compliance with respect to all Registrable Securities.

(b) Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, any FINRA filing fees, all fees and expenses of complying with applicable securities or blue sky laws, and the fees and disbursements of counsel for the Company and of the Company’s independent accountants and excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for any Holder.

(c) Removal of Restrictive Legends. The certificates evidencing the Conversion Shares shall not contain any legend restricting the transfer thereof (including the legend set forth below in Section 3.7): (A) while a registration statement (including the S-1 Resale Registration Statement) covering the sale or resale of such Conversion Shares is effective under the Securities Act, or (B) following any sale of such Conversion Shares pursuant to Rule 144, or (C) if such Conversion Shares are eligible for sale under Rule 144(b)(1), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent for the Common Stock (the “Transfer Agent”) promptly after the date the Unrestricted Conditions are first met if required by the Company’s Transfer Agent to effect the issuance of the Conversion Shares without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance of the Conversion Shares, then such Conversion Shares shall be issued free of all legends. The Company agrees that following the date the Unrestricted Conditions are first met or such legend is otherwise no longer required under this Section 1.2(c), it will, no later than three (3) trading days following the delivery by Manatt to the Company or the Transfer Agent of a certificate or book-entry notice representing the Conversion Shares issued with a restrictive legend, deliver or cause to be delivered to Manatt a certificate, book-entry notice or electronic transfer representing such Conversion Shares that is free from all restrictive and other legends.

2.0	Representations and Warranties of the Company.

The Company hereby represents and warrants to Manatt as follows:

2.1 Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

2.2 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, and for the authorization, issuance and delivery of the Securities has been taken, and this Agreement, when executed and delivered, shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights. The Company has all requisite legal and corporate power to enter into this Agreement, to sell the Shares hereunder, and to carry out and perform its obligations hereunder and thereunder.

2.3 Valid Issuance of the Shares. The rights, preferences and privileges of the Series B Preferred Stock are as stated in the Certificate of Designations. The Securities to be purchased by Manatt hereunder will, upon issuance pursuant to the terms hereof (or upon conversion of the Preferred Shares), be duly and validly issued, fully paid and nonassessable and will be free from any liens or encumbrances created by the Company (except as provided in this Agreement with respect to federal and applicable state securities laws). Based in part upon the representations of Manatt in Section 3 of this Agreement, the Securities, when issued and delivered pursuant to this Agreement, will be issued in compliance with federal and all applicable state securities laws. Subject in part to the truth and accuracy of Manatt’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

2.4 Governmental Consents. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any federal or state governmental agency or authority required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained.

2.5 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement, and the sale of the Securities pursuant to the terms hereof, will not result in any violation or be in conflict with or constitute a default under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision.

3.0	Representations and Warranties of Manatt.

Manatt hereby represents and warrants to the Company as follows:

3.1 Authorization. When executed and delivered by Manatt, this Agreement will constitute the valid and legally binding obligation of Manatt, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights.

3.2 Purchase Entirely for Own Account. Manatt is acquiring the Securities hereunder for its own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” of all or any portion thereof within the meaning of the 1933 Act.

3.3 Disclosure of Information. Manatt believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase Securities hereunder. Manatt further represents that it has had an opportunity to ask questions and receive answers from the Company regarding its business and prospects. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Manatt to rely thereon.

3.4 Experience. Manatt is experienced in evaluating and investing in companies such as the Company. Manatt understands that the investment to be made in connection with the acquisition of Securities hereunder is speculative and involves significant risk. Manatt has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price. Manatt is an “accredited Manatt” as that term is defined within Regulation D promulgated under the 1933 Act.

3.5 Restricted Securities. Manatt understands that the Securities being purchased hereunder (and the Conversion Shares) are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Manatt represents that it is familiar with Rule 144 promulgated by the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

3.6 Further Limitations on Disposition.

(a) Without the Company’s prior written consent, Manatt may not sell Common Shares and/or Conversion Shares representing more than ten percent (10%) of the Company’s total trading volume on any single day on which the Nasdaq Capital Market is open for trading. Manatt shall provide the Company daily trading reports from all sales of Common Shares and/or Conversion Shares reflecting the aggregate number of such shares sold and gross proceeds from such day’s trading. As reflected in the Certificate of Designation, at such time as those gross proceeds received by Manatt in connection with the sale of Common Shares and/or Conversion Shares by Manatt equals $2.3 million, all outstanding Common Shares, Preferred Shares and Conversion Shares, if any, shall be automatically cancelled.

(b) Without in any way limiting the representations set forth above, Manatt further agrees not to make any disposition of all or any portion of the Common Shares or the Preferred Shares being purchased hereunder (or of the Conversion Shares) except in compliance with applicable state securities laws and unless:

(i) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(ii) such disposition involves: (A) a transfer not involving a change in beneficial ownership; (B) a transfer in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule; (C) transfers by any holder who is an individual to a trust for the benefit of such holder or his family; (iv) transfers by gift, will or intestate succession to the spouse, lineal descendants or ancestors of any holder or spouse of a holder; or (v) transfers to an affiliate for no consideration; or

(iii) Manatt shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, Manatt shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act and will be in compliance with applicable state securities laws.

3.7 Legends. Manatt understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth in Section 1.2(c) above, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

3.8 Cancellation of Manatt Debt. Upon execution of this Agreement, Manatt acknowledges and agrees that (i) all amounts due and owing by the Company further to the Manatt Debt are satisfied in full and (ii) the Company has no further obligation or liability further to the Manatt Debt.

3.9 Distribution of Shares. Manatt agree that in no event will Manatt at any time be issued in excess of 19.99% of the issued and outstanding Common Stock of the Company as of the date hereof and that they will take any and all actions to ensure that stockholder approval will not be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the this Agreement.

4.0	Miscellaneous Provisions.

4.1 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

4.2 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties hereto shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

4.3 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

4.4 Notices. All notices, consents or demands of any kind which any party to this Agreement may be required or may desire to serve on any other party hereto in connection with this Agreement shall be in writing and shall be delivered by personal service or overnight courier, by telex or facsimile transfer, or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed: (a) if to the Company, at its address set forth on the signature page hereof; or (b) if Manatt, at Manatt’s address asset forth on the signature page below. Service of any such notice or demand so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the fourth (4th) business day after the date of mailing, whichever is earlier in time. Any party hereto may from time to time by notice in writing served upon the others as aforesaid, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

4.5 Captions. Captions are provided herein for convenience only and they form no part of this Agreement and are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties.

4.6 Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be so declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

4.7 Attorneys’ Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys’ fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

4.8 Counterparts. This Agreement may be executed in separate counterparts or by facsimile, each of which shall be deemed an original, and when executed, separately or together, shall constitute a single original instrument, effective in the same manner as if the parties hereto had executed one and the same instrument.

4.9 Waiver No waiver shall be effective unless in a writing signed by the person charged with making such waiver. Any waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall not be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless it so provides by its terms.

4.10 Entire Agreement. This Agreement (together with its Exhibits and the other documents referred to herein, and except as otherwise disclosed in such Exhibits and documents) is intended by the parties hereto to be the final expression of their agreement and constitutes and embodies their entire agreement and understanding with regard to its subject matter and is a complete and exclusive statement of the terms and conditions thereof, and shall supersede, merge and void any and all prior correspondence, conversations, negotiations, agreements or understandings relating to such subject matter.

4.11 Choice of Law This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules or provisions.

4.12 Binding on Heirs, Successors and Assigns. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

4.13 Survival. The respective representations and warranties given by the Company and Manatt, as contained herein and in any certificates to be delivered hereunder, shall survive the date hereof without regard to any investigation made by any party. All statements as to factual matters contained in any certificates, exhibits or other instruments delivered by or on behalf of any party pursuant to the terms hereto or in connection with the transactions contemplated hereby shall be deemed, for all purposes, to constitute representations and warranties by such party under the terms of this Agreement given as of the date of such certificate or instrument.

4.14 Finder’s Fees. Each party represents that it is not and will not be obligated for any finder’s fee or commission in connection with this transaction. Manatt hereby agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Manatt or any of its agents or representatives is responsible; and the Company agrees to indemnify and hold harmless Manatt from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, agents or representatives is responsible.

4.15 Amendment. This Agreement shall be amended only upon the written consent of the Company and Manatt. Any party hereto may, as to itself, by a writing signed by an authorized representative of such party: (a) extend the time for the performance of any of the obligations of another party; (b) waive any inaccuracies in representations and warranties made by another party contained in this Agreement or in any documents delivered pursuant hereto; (c) waive compliance by another party with any of the covenants contained in this Agreement or the performance of any obligations of such other party; or (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement.

4.16 Expenses. Each of the Company and Manatt shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

5.0	Consent and Waiver Pursuant to Rules of Professional Conduct.

Rule 1.8.1 of the California Rules of Professional Conduct governing attorneys provides as follows:

Rule 1.8.1: Business Transactions with a Client and Pecuniary Interests Adverse to a Client

A lawyer shall not enter into a business transaction with a client, or knowingly acquire an ownership, possessory, security or other pecuniary interest adverse to a client, unless each of the following requirements has been satisfied:

(a) the transaction or acquisition and its terms are fair and reasonable to the client and the terms and the lawyer’s role in the transaction or acquisition are fully disclosed and transmitted in writing to the client in a manner that should reasonably have been understood by the client;

(b) the client either is represented in the transaction or acquisition by an independent lawyer of the client’s choice or the client is advised in writing to seek the advice of an independent lawyer of the client’s choice and is given a reasonable opportunity to seek that advice; and

(c) the client thereafter provides informed written consent to the terms of the transaction or acquisition, and to the lawyer’s role init.

Company should consider what impact, if any, the transaction(s) described in this Agreement will have on Company’s relationship with the Firm. Asa Manatt client, Company is entitled to expect that Manatt will represent Company’s interests fully and vigorously without regard to the effects that the transaction(s) might have on, as applicable, Manatt’s advice to Company.

However, whenever an attorney or professional advises a client, and such attorney or professional is also engaged in a transaction(s) in which the attorney or professional has a financial stake, it is possible that the attorney or professional’s loyalties to the client, or independent judgment, could be influenced by such financial interest. If Company has any concern that the transaction(s) described in this Agreement and any of their respective attendant terms and/or conditions will in any way adversely interfere with or influence Manatt’s services to, or representation of, Company, then Company should not proceed with executing this Agreement.

Accordingly, prior to executing this Agreement, Manatt advises Company to take whatever steps are necessary to assure Company that the transaction(s) are fair and reasonable to Company. Specifically, Manatt advises and encourages Company to consult with independent outside lawyers of Company’s choice not associated with Manatt.

In order to comply with Rule 1.8.1, Manatt requests that Company, after having the opportunity to consider the foregoing and to act as Company feels necessary, signify Company’s informed written consent, acknowledgement and confirmation as set forth below. Manatt emphasizes that Company remains completely free to seek independent counsel concerning the terms and conditions of this Agreement at any time, even if Company decides to sign this Agreement.

Company acknowledges and agrees that Company is and will be represented by independent counsel of Company’s choice – not by Manatt – in connection with negotiating and documenting this Agreement, and in connection with any future advice in connection with this Agreement.

With full knowledge of Rule 1.8.1 of the California Rules of Professional Conduct, Company by its signature below confirms that:

(i) the terms of this Agreement have been fully disclosed and transmitted in writing to Company in a manner which is reasonably understandable to Company; and,

(ii) Company has been given a reasonable opportunity to and has taken whatever steps Company has deemed necessary, including consultation with its own independent lawyers of its choice, so as to assure Company that the terms and conditions of this Agreement are reasonable and fair to Company; and,

(iii) Company consents to and waives any conflict of interest that may be said to exist or to arise as a result of, Manatt’s legal representation of Company, on the one hand, while on the other hand, Manatt as a result of executing this Agreement has a direct or indirect financial and ownership interest in the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

VSee Health, Inc.,
a Delaware Corporation

By:	/s/ Milton Chen
Name:	Milton Chen
Title:	Chief Executive Officer

Address:

Manatt, Phelps & Phillips, LLP

By:	/s/ Thomas Poletti
Name:	Thomas Poletti
Title:	Partner

Address:

EXHIBIT A

CERTIFICATE OF DESIGNATIONS

(See Attached)

Exhibit A